Exhibit 99.1

Zuora Reports First Quarter Fiscal 2024 Results
Subscription revenue grew 14% year-over-year, 18% on a constant currency basis
Total revenue grew 11% year-over-year, 14% on a constant currency basis
Operating cash flow grew to $14.6 million compared to $7.0 million last year
Adjusted free cash flow grew to $13.0 million compared to $3.7 million last year
Redwood City, Calif. – May 24, 2023 – Zuora, Inc. (NYSE: ZUO), a leading monetization platform provider for recurring revenue businesses, today announced financial results for its fiscal first quarter ended April 30, 2023.
“We started the year with solid execution in the first quarter, coming in ahead of guidance on both the top and bottom-line, while progressing toward profitability and balanced growth,” said Tien Tzuo, Founder and CEO at Zuora. “Our investments in product innovation and customer success helped us achieve the lowest churn rates in company history, empowering our customers to grow with us.”

First Quarter Fiscal 2024 Financial Results:
•Revenue: Subscription revenue was $89.7 million, an increase of 14% year-over-year and 18% on a constant currency basis. Total revenue was $103.1 million, an increase of 11% year-over-year and 14% on a constant currency basis.
•GAAP Loss from Operations: GAAP loss from operations was $20.2 million, compared to a loss from operations of $23.7 million in the first quarter of fiscal 2023.
•Non-GAAP Income (Loss) from Operations: Non-GAAP income from operations was $6.1 million, compared to a non-GAAP loss from operations of $0.2 million in the first quarter of fiscal 2023.
•GAAP Net Loss: GAAP net loss was $19.3 million, or 19% of revenue, compared to a net loss of $23.2 million, or 25% of revenue, in the first quarter of fiscal 2023. GAAP net loss per share was $0.14 based on 136.2 million weighted-average shares outstanding, compared to a net loss per share of $0.18 based on 128.5 million weighted-average shares outstanding in the first quarter of fiscal 2023.
•Non-GAAP Net Income (Loss): Non-GAAP net income was $6.9 million, compared to a non-GAAP net loss of $4.0 million in the first quarter of fiscal 2023. Non-GAAP net income per share was $0.05 based on 136.2 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.03 based on 128.5 million weighted-average shares outstanding in the first quarter of fiscal 2023.
•Cash Flow: Net cash provided by operating activities was $14.6 million, compared to net cash provided by operating activities of $7.0 million in the first quarter of fiscal 2023.
•Adjusted Free Cash Flow: Adjusted free cash flow was $13.0 million compared to $3.7 million in the first quarter of fiscal 2023.
•Cash and Investments: Cash and cash equivalents and short-term investments were $396.9 million as of April 30, 2023.
Descriptions of our non-GAAP financial measures are contained in the section titled "Explanation of Non-GAAP Financial Measures" below and reconciliations of GAAP and non-GAAP financial measures are contained in the tables below.

Key Metrics and Business Highlights:
•Customers with ACV equal to or greater than $100,000 were 782, up from 746 as of April 30, 2022. Given that 96% of our customers have ACV over $100,000, we will no longer report on this metric and will instead report on customers with ACV equal to or greater than $250,000, which we believe to be a more meaningful measure of our execution and continued focus on enterprise customers. Customers with ACV equal to or greater than $250,000 were 436, up from 386 as of April 30, 20221.
•Dollar-based retention rate was 108%, compared to 110% as of April 30, 2022.
•ARR was $373.9 million compared to $326.3 million as of April 30, 2022, representing ARR growth of 15%.
•Partnered with Microsoft to give Zuora customers an extra layer of security with Microsoft Dynamics 365 Fraud Protection, which uses AI to analyze transactions and help reduce fraudulent payments.
•Launched our second annual Environmental, Social and Governance (ESG) Impact Report, highlighting that Zuora reached 100% renewable energy for its global real estate footprint and maintained carbon neutrality for the second year in a row.
•New customer logos and go-lives included Forbes, Gannett, TELUS Corporation and Thales Group.
(1) Refer to the section titled "Supplemental Information" below for historical comparable information.
Financial Outlook:
As of May 24, 2023, we are providing guidance for the second quarter and full fiscal year 2024 based on current market conditions and expectations. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.
For the second quarter and full fiscal year 2024, Zuora currently expects the following results:

	Second Quarter	Fiscal 2024
Subscription revenue	$95.0M - $96.0M	$377.0M - $384.0M
Professional services revenue	$13.0M - $13.5M	$54.0M - $56.0M
Total revenue	$108.0M - $109.5M	$431.0M - $440.0M
Non-GAAP income from operations	$7.0M - $8.0M	$30.0M - $32.0M
Non-GAAP net income per share[1]	$0.03 - $0.04	$0.15 - $0.17
ARR growth[2]		12% - 15%
Dollar-based Retention Rate[2]		107% - 109%
Adjusted Free Cash Flow[3]		$24.0M+

(1) Non-GAAP net income per share was computed assuming 138.6 million and 140.2 million weighted-average shares outstanding for the second quarter and full fiscal year 2024, respectively.
(2) Refer to the "Operating Metrics" section below for how we define ARR and Dollar-based Retention Rate. ARR growth is calculated by dividing the annual recurring revenue (ARR) as of a period end by the ARR for the corresponding period end of the prior fiscal year.
(3) For the definition of "adjusted free cash flow", see the section titled "Explanation of Non-GAAP Financial Measures" below.
These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Zuora has not reconciled its guidance for non-GAAP income from operations to GAAP loss from operations or non-GAAP net income per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Additionally, adjusted free cash flow has not been reconciled to operating cash flows as it cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of these non-GAAP measures is not available without unreasonable effort.

Webcast and Conference Call Information:
Zuora will host a conference call for investors on May 24, 2023 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available through May 22, 2024. The call can also be accessed live via phone by the toll-free dial-in number: 1-888-440-5655 or toll dial-in number: 1-646-960-0338 with conference ID 8022374. An audio replay will be available shortly after the call and can be accessed by dialing 1-800-770-2030 or 1-647-362-9199 with conference ID 8022374 available from May 24, 2023 at 4:00 p.m. PT to May 31, 2023 at 11:59 p.m. PT.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures including: subscription revenue and total revenue that exclude the impact of foreign currency exchange rate fluctuations (constant currency basis); non-GAAP cost of subscription revenue; non-GAAP subscription gross margin; non-GAAP cost of professional services revenue; non-GAAP professional services gross margin; non-GAAP gross profit; non-GAAP gross margin; non-GAAP income (loss) from operations; non-GAAP operating margin; non-GAAP net income (loss); non-GAAP net income (loss) per share; and adjusted free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
We use non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We also believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
We exclude the following items from one or more of our non-GAAP financial measures:
•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.
•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, because we do not believe it has a direct correlation to the operation of our business.
•Charitable contributions. We exclude expenses associated with charitable donations of our common stock. We believe that excluding these non-cash expenses allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Shareholder litigation. We exclude non-recurring charges and benefits, net of insurance recoveries, including litigation expenses and settlements, related to shareholder litigation matters that are outside of the ordinary course of our business. We believe these charges and benefits do not have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigation and related settlements.

•Asset impairment. We exclude non-cash charges for impairment of assets, including impairments related to internal-use software and office leases. Impairment charges can vary significantly in terms of amount and timing and we do not consider these charges indicative of our current or past operating performance. Moreover, we believe that excluding the effects of these charges allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Change in fair value of warrant liabilities. We exclude the change in fair value of warrant liabilities, which is a non-cash gain or loss, as it can fluctuate significantly with changes in Zuora's stock price and market volatility, and does not reflect the underlying cash flows or operational results of the business.
•Acquisition-related transactions. We exclude acquisition-related transactions (including integration-related charges) that are not related to our ongoing operations, including expenses we incurred and gains or losses recognized on contingent consideration related to our acquisition of Zephr. We do not consider these transactions reflective of our core business or ongoing operating performance.
•Workforce reduction. We exclude charges related to the workforce reduction plan we approved in November 2022, including severance, health care and related expenses. We believe these charges are not indicative of our continuing operations.
Additionally, we disclose "adjusted free cash flow", which is a non-GAAP measure that excludes acquisition-related costs (including integration-related charges) and expenses related to non-ordinary course litigation (including settlement charges) from GAAP operating cash flows, and includes capital expenditures. We believe this measure is meaningful to investors because management reviews cash flows generated from operations excluding such expenditures that are not related to our ongoing operations.
Zuora also provides subscription revenue and total revenue, including year-over-year growth rates, adjusted to remove the impact of foreign currency rate fluctuations, which we refer to as constant currency. We believe providing revenue on a constant currency basis helps our investors to better understand our underlying performance. We calculate constant currency in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.
Operating Metrics:
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.
Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Annual Recurring Revenue (ARR). ARR represents the annualized recurring value at the time of initial booking or contract modification for all active subscription contracts at the end of a reporting period. ARR excludes the value of non-recurring revenue such as professional services revenue as well as contracts with new customers with a term of less than one year. ARR should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items.

Forward-Looking Statements:
Zuora’s Financial Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-K filed with the Securities and Exchange Commission on April 3, 2023 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: adverse changes in general economic or market conditions, including the impact that inflation, rising interest rates, bank failures, debt ceiling negotiations or a slowdown in the economy or market conditions may have on our business and our customers; we may be unable to attract new customers and expand sales to existing customers; we may not be able to manage our future growth and profitability plans effectively; monetization platform software and related solutions, as well as consumer adoption of products and services that are provided through such solutions, may develop slower than we expect; the risk of currency exchange rate fluctuations; we may not achieve the benefits of the workforce reduction and there may be possible changes in the size and timing of charges related to such reduction; the risk of loss of key employees; the ability of Zuora to successfully integrate Zephr's operations and technology, and the expected amount and timing of synergies and benefits from the acquisition; we have a history of net losses and may not achieve or sustain profitability; we face intense competition in our markets and may not be able to compete effectively; our products may fail to gain market acceptance or our product development efforts may be unsuccessful; our products may fail to gain, or lose, market acceptance; customers may fail to successfully deploy our solution after entering into a subscription agreement with us; we may not be able to develop and release new products and services, or successful enhancements, new features and modifications to our existing products and services; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; challenges related to growing our relationships with strategic partners such as systems integrators and their effectiveness in selling our products; our security measures may be breached or our products may be perceived as not being secure; we may be unable to adequately protect our intellectual property; we may experience interruptions or performance problems, including a service outage, associated with our technology; adverse litigation judgments or settlements resulting from legal proceedings in which we may be involved could expose us to monetary damages or limit our ability to operate our business; general political or destabilizing events, including war, conflict or acts of terrorism, such as the ongoing conflict in Ukraine; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions, such as the COVID-19 pandemic, and other risks and uncertainties. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About Zuora, Inc.
Zuora provides a leading monetization platform for recurring revenue businesses across all industries, enabling companies to unlock and grow customer-centric business models. After starting with Zuora Billing in 2007, Zuora’s award-winning multi-product portfolio now also includes Zuora Revenue, Zuora Collect, and Zephr, all powered by the Zuora Platform. Zuora serves as an intelligent hub that monetizes and orchestrates the complete quote to cash and revenue recognition process at scale. Through its industry leading technology and expertise, Zuora helps more than 1,000 companies around the world, including BMC Software, Box, Caterpillar, General Motors, Penske Media Corporation, Schneider Electric, Siemens and Zoom nurture and monetize direct, digital customer relationships. Headquartered in Silicon Valley, Zuora operates offices around the world in the Americas, EMEA and APAC. To learn more about the Zuora monetization platform, please visit www.zuora.com.
Investor Relations Contact:
Luana Wolk
investorrelations@zuora.com
650-419-1377
Media Relations Contact:
Margaret Pack
press@zuora.com
619-609-3919
© 2023 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, Subscription Economy Index, Zephr, and Subscription Experience Platform are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Zuora, Inc. or any aspect of this press release.
SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Revenue:
Subscription	$89,711	$78,500
Professional services	13,384	14,699
Total revenue	103,095	93,199
Cost of revenue:
Subscription	20,588	18,725
Professional services	16,758	17,510
Total cost of revenue	37,346	36,235
Gross profit	65,749	56,964
Operating expenses:
Research and development	25,668	22,872
Sales and marketing	41,444	40,457
General and administrative	18,816	17,290
Total operating expenses	85,928	80,619
Loss from operations	(20,179)	(23,655)
Change in fair value of warrant liability	30	4,373
Interest expense	(4,387)	(1,784)
Interest and other income (expense), net	5,710	(1,794)
Loss before income taxes	(18,826)	(22,860)
Income tax provision	469	308
Net loss	(19,295)	(23,168)
Comprehensive loss:
Foreign currency translation adjustment	(283)	(359)
Unrealized gain (loss) on available-for-sale securities	340	(398)
Comprehensive loss	$(19,238)	$(23,925)
Net loss per share, basic and diluted	$(0.14)	$(0.18)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	136,190	128,457

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 30, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$238,388	$203,239
Short-term investments	158,483	183,006
Accounts receivable, net	82,582	91,740
Deferred commissions, current portion	12,816	16,282
Prepaid expenses and other current assets	22,877	24,285
Total current assets	515,146	518,552
Property and equipment, net	26,413	27,159
Operating lease right-of-use assets	28,157	22,768
Purchased intangibles, net	12,463	13,201
Deferred commissions, net of current portion	30,282	28,250
Goodwill	56,270	53,991
Other assets	4,432	4,677
Total assets	$673,163	$668,598
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,991	$1,073
Accrued expenses and other current liabilities	97,238	103,678
Accrued employee liabilities	26,660	30,483
Deferred revenue, current portion	164,328	167,145
Operating lease liabilities, current portion	9,853	9,240
Total current liabilities	304,070	311,619
Debt, net of current portion	212,307	210,403
Deferred revenue, net of current portion	732	442
Operating lease liabilities, net of current portion	41,330	37,924
Deferred tax liabilities	3,721	3,717
Other long-term liabilities	7,320	7,333
Total liabilities	569,480	571,438
Stockholders’ equity:
Class A common stock	13	13
Class B common stock	1	1
Additional paid-in capital	885,243	859,482
Accumulated other comprehensive loss	(862)	(919)
Accumulated deficit	(780,712)	(761,417)
Total stockholders’ equity	103,683	97,160
Total liabilities and stockholders’ equity	$673,163	$668,598

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(19,295)	$(23,168)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	4,290	4,202
Stock-based compensation	25,224	22,825
Provision for credit losses	1,117	499
Amortization of deferred commissions	4,970	4,563
Reduction in carrying amount of right-of-use assets	1,584	2,161
Change in fair value of warrant liability	(30)	(4,373)
Other	140	216
Changes in operating assets and liabilities:
Accounts receivable	7,531	7,457
Prepaid expenses and other assets	(112)	(206)
Deferred commissions	(3,607)	(4,984)
Accounts payable	4,703	101
Accrued expenses and other liabilities	(2,000)	2,205
Accrued employee liabilities	(3,823)	(5,564)
Deferred revenue	(2,527)	4,722
Operating lease liabilities	(3,572)	(3,673)
Net cash provided by operating activities	14,593	6,983
Cash flows from investing activities:
Purchases of property and equipment	(1,657)	(3,263)
Purchases of short-term investments	(61,745)	(30,887)
Maturities of short-term investments	88,228	30,263
Cash paid for acquisition	(4,524)	—
Net cash provided by (used in) investing activities	20,302	(3,887)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	234,586
Proceeds from issuance of common stock upon exercise of stock options	537	907
Principal payments on debt	—	(1,111)
Net cash provided by financing activities	537	234,382
Effect of exchange rates on cash and cash equivalents	(283)	(359)
Net increase in cash and cash equivalents	35,149	237,119
Cash and cash equivalents, beginning of period	203,239	113,507
Cash and cash equivalents, end of period	$238,388	$350,626

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

Subscription Gross Margin

	Three Months Ended April 30,
	2023	2022
Reconciliation of cost of subscription revenue:
GAAP cost of subscription revenue	$20,588	$18,725
Less:
Stock-based Compensation	(2,359)	(1,799)
Amortization of Acquired Intangibles	(738)	(554)
Workforce Reduction	(38)	—
Non-GAAP cost of subscription revenue	$17,453	$16,372
GAAP subscription gross margin	77%	76%
Non-GAAP subscription gross margin	81%	79%

Professional Services Gross Margin

	Three Months Ended April 30,
	2023	2022
Reconciliation of cost of professional services revenue:
GAAP cost of professional services revenue	$16,758	$17,510
Less:
Stock-based Compensation	(3,021)	(3,017)
Non-GAAP cost of professional services revenue	$13,737	$14,493
GAAP professional services gross margin	(25)%	(19)%
Non-GAAP professional services gross margin	(3)%	1%

Total Gross Margin

	Three Months Ended April 30,
	2023	2022
Reconciliation of gross profit:
GAAP gross profit	$65,749	$56,964
Add:
Stock-based Compensation	5,380	4,816
Amortization of Acquired Intangibles	738	554
Workforce Reduction	38	—
Non-GAAP gross profit	$71,905	$62,334
GAAP gross margin	64%	61%
Non-GAAP gross margin	70%	67%

Operating (Loss) Income and Operating Margin

	Three Months Ended April 30,
	2023	2022
Reconciliation of (loss) income from operations:
GAAP loss from operations	$(20,179)	$(23,655)
Add:
Stock-based Compensation	25,224	22,825
Amortization of Acquired Intangibles	738	554
Shareholder Litigation	35	120
Acquisition-related Transactions	34	—
Workforce Reduction	219	—
Non-GAAP income (loss) from operations	$6,071	$(156)
GAAP operating margin	(20)%	(25)%
Non-GAAP operating margin	6%	—%

Net (Loss) Income and Net (Loss) Income Per Share

	Three Months Ended April 30,
	2023	2022
Reconciliation of net (loss) income:
GAAP net loss	$(19,295)	$(23,168)
Add:
Stock-based Compensation	25,224	22,825
Amortization of Acquired Intangibles	738	554
Shareholder Litigation	35	120
Change in Fair Value of Warrant Liability	(30)	(4,373)
Acquisition-related Transactions	34	—
Workforce Reduction	219	—
Non-GAAP net income (loss)	$6,925	$(4,042)
GAAP net loss per share, basic and diluted[1]	$(0.14)	$(0.18)
Non-GAAP net income (loss) per share, basic and diluted[1]	$0.05	$(0.03)
_________________________________

(1) GAAP and Non-GAAP net (loss) income per share are calculated based upon 136.2 million and 128.5 million basic and diluted weighted-average shares of common stock for the three months ended April 30, 2023 and 2022, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands)
(unaudited)

Adjusted Free Cash Flow

	Three Months Ended April 30,
	2023	2022
Net cash provided by operating activities (GAAP)	$14,593	$6,983
Add:
Shareholder litigation	27	22
Acquisition-related costs	16	—
Less:
Purchases of property and equipment	(1,657)	(3,263)
Adjusted free cash flow (non-GAAP)	$12,979	$3,742
Net cash provided by (used in) investing activities (GAAP)	$20,302	$(3,887)
Net cash provided by financing activities (GAAP)	$537	$234,382

Constant Currency Revenue

	Three Months Ended April 30,
	2023	2022	Growth Rates
Subscription revenue (GAAP)	$89,711	$78,500	14%
Effects of foreign currency rate fluctuations	2,741
Subscription revenue on a constant currency basis (Non-GAAP)	$92,452		18%

Total revenue (GAAP)	$103,095	$93,199	11%
Effects of foreign currency rate fluctuations	2,878
Total revenue on a constant currency basis (Non-GAAP)	$105,973		14%

ZUORA, INC.
SUPPLEMENTAL INFORMATION
(unaudited)

Customers with ACV equal to or greater than $250,000

	April 30, 2021	July 31, 2021	October 31, 2021	January 31, 2022	April 30, 2022	July 31, 2022	October 31, 2022	January 31, 2023
Number of Customers	327	335	348	369	386	407	420	431